Exhibit (k)(3)
NILSINE PARTNERS NP1X FUND
(the “Fund”)
SUBSCRIPTION DOCUMENTS
Class [___] Shares of Beneficial Interest in the Fund

NILSINE PARTNERS NP1X FUND

SUBSCRIPTION INSTRUCTIONS

If, after you have carefully reviewed the Private Placement Memorandum of Nilsine Partners NP1X Fund (the “Fund”), as the same may be amended or supplemented from time to time (the “Memorandum”), dated [__________], 2026, as provided to you by Nilsine Partners, LLC (the “Adviser”), you have decided to purchase Class [___] Shares of Beneficial Interest in the Fund (the “Shares”), please follow the instructions below.

The information requested in this Subscription Document (as defined below) is necessary, among other things, to ensure exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder.  Such information will be kept confidential but may be reviewed by the Adviser, the Fund’s administrator, and their respective directors, officers, employees, and counsel.  All parts of the Subscription Document must be completed correctly and executed or they will not be accepted.

Only persons who are “accredited investors” as defined under Rule 501(a) of Regulation D under the Securities Act are eligible to participate in the Fund.  The Subscriber Questionnaire attached hereto requires subscribers to make a representation as to their qualification as an accredited investor and provides additional information.

Capitalized terms used, but not defined, in these instructions shall have the meaning ascribed to them in the Memorandum or the Subscription Agreement (as defined below), as the case may be.

If you have any questions concerning this Subscription Document or would like assistance in completing it, please contact the Adviser by telephone at (303) 529-5790 or by email at ir@nilsinepartners.com, Attention: Investor Relations.

1.     General Description of the Subscription Document

This document is comprised of: (a) a Subscription Agreement (the “Subscription Agreement”); (b) a Subscriber Questionnaire at Attachment 1; (c) an Anti-Money Laundering Certification at Exhibit A to Attachment 1; (d) Signature Pages at Attachment 2; (e) Definitions at Attachment 3; and (f) a form of an Agreement for Additional Capital Commitments at Attachment 4.

Every subscriber must carefully review the representations and warranties contained in Section 6 of the Subscription Agreement.  If any representation or warranty cannot be made, please contact the Adviser.

2.     Subscription Agreement and Tax Forms

Every subscriber must deliver a dated, completed, and executed Subscription Agreement. Please read the Subscription Agreement carefully and complete all required items, as well as the appropriate signature page.

All U.S. persons should also submit a properly completed IRS Form W-9.

All joint purchasers (if applicable) must execute the applicable signature page.

3.     Subscriber Questionnaire (Attachment 1)

Every subscriber must deliver a dated, completed and executed Subscriber Questionnaire.

Each joint purchaser must complete a Subscriber Questionnaire and sign the Subscription Agreement.

In addition, depending on the responses made to certain items in the Subscriber Questionnaire, a subscriber may need to complete and submit additional Subscriber Questionnaires (e.g., in respect of the subscriber’s beneficial owners).  Please review the instructions in the Subscriber Questionnaire carefully to determine whether any additional questionnaires must be submitted.

Each subscriber must also deliver the documentation required by Exhibit A to the Subscriber Questionnaire.

4.     Submission of Subscription Document

To subscribe for Shares, a prospective investor will be required to complete this Subscription Document electronically using the Proteus Platform available at https://platform.proteuscapital.us/proteus.html prior to being considered for acceptance as a shareholder.  The Proteus Platform is maintained by the Administrator and is a private environment that only shareholders and prospective investors can access.  To access the Proteus Platform, prospective investors can request login credentials from the Administrator by email at ir@proteuscapital.us or by phone at (317) 653-2756.  The Administrator reserves the right to reject any subscription for Shares for any reason at any time.  If you have questions regarding the submission of your Subscription Document or other aspects of the subscription process, you may contact the Administrator and/or Adviser pursuant to the following contact details:

Administrator:

Proteus Financial Solutions, LLC
Nine Carmel Gateway
900 E. 96th Street, Suite 310
Indianapolis, IN 46240
Attention: Investor Relations
Telephone: (317) 653-2756
Email: investorrelations@proteuscapital.us

Adviser:

Nilsine Partners, LLC
5675 DTC Boulevard, Suite 175
Greenwood Village, CO 80111
Attention: Investor Relations
Email: it@nilsinepartners.com

5.     Payment of Commitment Amount

If your subscription is accepted by the Adviser, you will be notified of the acceptance of your capital commitment to the Fund (your “Capital Commitment”).  The Adviser may require you to fund all or a part of your Capital Commitment (using such wire details as the Adviser provides in the relevant drawdown notice) on such dates as the Adviser determines in its discretion in accordance with the Subscription Agreement.

6.     Privacy Policy

The Adviser and the Fund (collectively, “Nilsine”) have adopted a privacy policy to maintain the privacy of their current and prospective subscribers.

BY DISCLOSING YOUR PERSONAL INFORMATION TO NILSINE, YOU CONSENT TO THE COLLECTION, STORAGE, AND PROCESSING OF YOUR PERSONAL INFORMATION BY NILSINE IN A MANNER CONSISTENT WITH ITS PRIVACY POLICY.

Nilsine will provide you with a notice of its privacy policy annually to the extent required by law, and if any material changes occur to its privacy policy, Nilsine will notify you as promptly as practicable of such changes.  If you have any questions about the privacy policy, please call Nilsine Partners Investor Relations at (303) 529-7890.

NILSINE PARTNERS NP1X FUND

SUBSCRIPTION AGREEMENT

IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY U.S. FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  SUBSCRIBERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

To the Undersigned Subscriber:

Nilsine Partners NP1X Fund, a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund (the “Fund”), and Nilsine Partners, LLC, as the Fund’s investment adviser (the “Adviser”), hereby agree with the undersigned (referred to herein as “you” or the “Subscriber”) as follows:

Section 1.     Sale and Purchase of Fund Shares.

(a)     The Fund has been formed as a statutory trust under the laws of the State of Delaware and is governed by an Amended and Restated Declaration of Trust, as may be amended, supplemented, or modified from time to time (the “Declaration of Trust”).  Capitalized terms used in this Subscription Agreement (this “Agreement”) without definition have the meanings set forth in the Declaration of Trust or the Fund’s Private Placement Memorandum, as the same may be amended or supplemented from time to time (the “Memorandum”).

(b)     Subject to the terms and conditions hereof, including, without limitation, the acceptance of this Agreement by the Adviser on behalf of the Fund, and in reliance upon the representations, warranties, and covenants of the respective parties contained herein, (i) you irrevocably offer to subscribe for and agree to purchase from the Fund Shares for the amount indicated on the signature page of this Agreement and captioned as your “Requested Capital Commitment” (subject to any provisions of this Agreement which may provide otherwise), which shall become contractually binding upon acceptance by the Adviser in its sole discretion, (ii) you agree to become a shareholder of the Fund (a “Shareholder”), (iii) you agree to adhere to and be bound by the terms of this Agreement in respect of the Shares to be acquired by you hereunder, and (iv) the Fund and the Adviser agree to sell you Shares and agree that you shall be admitted as a Shareholder, upon the terms and conditions, and in consideration for your agreement to adhere to and be bound by the terms and provisions of this Agreement, for the amount of, and with a capital commitment to the Fund in the amount equal to, the amount accepted by the Adviser as set forth adjacent to the Adviser’s signature on the Signature Page hereto and captioned “Capital Commitment Accepted,” which amount may be less than, but shall not exceed, your Requested Capital Commitment (your “Capital Commitment”).  You hereby agree that the Adviser may permit you to increase your Capital Commitment to the Fund subject to such terms and conditions as may be set forth in the Memorandum or this Agreement from time to time.  Any such additional Capital Commitment shall be made pursuant to the form of an Agreement for Additional Capital Commitment (Attachment 4) or such other form as the Adviser may accept at such time.  In addition, you hereby agree that subject to the terms and conditions hereof, your obligation to subscribe for Shares and fund your Capital Commitment shall be complete and binding upon the execution and delivery of this Agreement.

Section 2.     Commitment Period.

(a)     Subject to the terms and conditions hereof, you agree that the Capital Commitment may be called in the discretion of the Adviser over a two-year period (the “Commitment Period”) to fund investments and for other corporate purposes.  At least 120 days before the end of the relevant Commitment Period for a Capital Commitment (the initial Capital Commitment and any additional Capital Commitment), the Adviser will notify the Subscriber of the extension of the Commitment Period of the Capital Commitment amount for an additional year.  Unless the Subscriber objects to such extension at least 60 days before the end of the Commitment Period, the Commitment Period will be extended for a period of one year.

(b)     A Capital Commitment may be drawn upon after the expiration of a Commitment Period solely to make: (i) investments committed to or in progress prior to the end of the Commitment Period (including, for example, investments in delayed draw loans and revolving credit facilities and unsettled trades); (ii) investments under consideration by the Adviser prior to the end of the Commitment Period pursuant to an executed term sheet; (iii) short-term cash equivalent investments; or (iv) investments (A) deemed necessary, desirable, or appropriate by the Adviser in order to preserve, protect, enhance, or support an existing investment, including but not limited to any financing transaction with respect to any investments and any refinancing or restructuring of any existing investments intended to preserve, protect, enhance, or support existing investments, or (B) that are follow-on investments in entities or issuers in which the Fund has previously invested, or that are with counterparties with whom the Fund has previously invested, or affiliates of such entities or counterparties or are otherwise related to existing investments, including underlying portfolio companies or issuers of debt securities; provided that, (x) no amount can be drawn down pursuant to clause (iv) following one year after the end of the Commitment Period, unless, at least 120 days before the end of the year after the Commitment Period, the Adviser notifies the Subscriber of the total dollar amount that can be drawn down pursuant to clause (iv) and the Subscriber does not object to such amount at least 90 days before the end of the year after the Commitment Period, (y) the amounts drawn down for the investments described in clause (iv) of this paragraph made after the end of the Commitment Period will not exceed 15% of the aggregate Capital Commitment amount, and (z) any amount drawn down for a single investment/issuer described in clause (iv) that exceeds 3% of the aggregate Capital Commitment amount requires the Adviser to notify the Subscriber.

(c)     The Adviser will provide at least seven business days’ notice in the case of any capital call.

(d)     A Commitment Period may be reinstated if, within 90 days, the Subscriber affirmatively votes to reinstate the Commitment Period, in which case, the Commitment Period shall be reinstated as of the effective date of such vote.  If the Commitment Period is not reinstated, the suspension of the Commitment Period shall become permanent following such 90 day period.

Section 3.     Closing; Admission as a Shareholder.  The closing of your acquisition of Shares, and your admission as a Shareholder, shall take place on such date and at such time as the Adviser shall designate (the “Closing Date”).  As of the Closing Date, to the extent the Adviser accepts your Capital Commitment, the Administrator shall list you as a Shareholder of the Fund on the Fund’s books and records and shall deliver to you evidence of the Adviser’s acceptance of this Agreement to reflect your admission as a Shareholder with a Capital Commitment equal to the “Capital Commitment Accepted” as set forth on the signature page hereof.

Section 4.     Representations and Warranties of the Fund and Adviser.  The Adviser, for itself and on behalf of the Fund, represents and warrants to the Subscriber that:

(a)     Formation and Standing.  The Fund is a statutory trust duly formed, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted.  The Adviser is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to act as Adviser of the Fund and to carry out the terms of this Agreement.

(b)     Authorization of Agreement.  The execution, delivery, and performance of this Agreement have been authorized by all necessary action on behalf of the Fund, and this Agreement is a legal, valid, and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

(c)     Compliance with Laws and Other Instruments.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any agreement or other instrument to which the Fund is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule, or regulation applicable to the Fund or its business or properties that would have any material adverse effect on the Fund.

(d)     Offer of Shares.  Neither the Fund nor anyone acting as its agent has taken or will take any action that would subject the issuance and sale of Shares to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(e)     Litigation.  There is no action, proceeding, or investigation pending or, to the knowledge of the Fund, threatened against the Fund or the Adviser (i) that questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement, or (ii) that would otherwise have a material adverse effect on the Fund or the Adviser.

Section 5.     Representations, Warranties and Covenants of the Subscriber.  You represent and warrant to the Fund and the Adviser that:

(a)     Entity Subscribers.  If the Subscriber is an entity: (i) you are duly organized, validly existing, and in good standing under the laws of your jurisdiction of organization; (ii) the execution, delivery, and performance by you of this Agreement is within your powers, have been duly authorized by all necessary action on your behalf, require no action by or in respect of, or filing with, any governmental body, agency, or official, or any third party (except as disclosed in writing to the Adviser as of the date that this Agreement as signed by you), and do not and will not contravene, or constitute a default under, (A) any provision of your certificate of incorporation, limited liability company operating agreement, limited partnership agreement, or other comparable organizational documents, or (B) any provision of applicable law, rule, or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding upon you or any agreement or other instrument to which you are a party or by which you or any of your respective properties is bound, or any license, permit, or franchise applicable to you or your business, properties, or rights; and (iii) this Agreement constitutes the legal, valid, and binding obligation of the Subscriber enforceable against you in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  Neither the execution, delivery, nor performance of this Agreement by you, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of your assets or properties.

(b)     Individual Subscribers.  If the Subscriber is an individual: (i) the execution, delivery, and performance by you of this Agreement is within your legal right and power, requires no action by or in respect of, or filing with, any governmental body, agency, or official, or any third party (except as disclosed in writing to the Adviser as of the date that this Agreement as signed by you), and do not and will not contravene, or constitute a default under, any provision of applicable law, rule, or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding upon you or any agreement or other instrument to which you are a party or by which you or any of your respective properties is bound; and (ii) this Agreement constitutes the legal, valid, and binding obligations of the Subscriber enforceable against you in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  Neither the execution, delivery, nor performance of this Agreement by you, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of your assets or properties.  If the Subscriber is investing assets on behalf of an individual retirement account (“IRA”), the individual who established the IRA has signed the Signature Page of this Agreement and confirms that such individual (x) has directed the custodian or trustee of the IRA to execute the acknowledgement on the signature page, and (y) has signed below to indicate that he or she has reviewed, directed, and certifies to the accuracy of the representations and warranties made herein with respect to the IRA and the individual Subscriber.

(c)     Compliance with Laws and Other Instruments.  The execution and delivery of this Agreement by you, the consummation of the transactions contemplated hereby, and the performance of your obligations hereunder do not and will not conflict with, or result in any violation of or default under, any provision of any charter, bylaws, trust agreement, partnership agreement, or other governing instrument applicable to you, or any agreement or other instrument to which you are a party or by which you or any of your properties are bound, or any permit, franchise, judgment, decree, statute, order, rule, or regulation applicable to you or your business or properties.

(d)     Review of Fund Documents and Access to Information.  You have been furnished with and hereby acknowledge receipt of a copy of this Agreement and the Memorandum.  You hereby acknowledge that you have been provided an opportunity to ask questions of, and you have received answers thereto satisfactory to you from, the Fund, the Adviser, and their representatives regarding the terms and conditions of the offering of Shares, and you have obtained all additional information requested by you of such persons to verify the accuracy of all information furnished to you regarding the offering of Shares.  You hereby acknowledge that you have read and understand the risks of, and other considerations relating to, a purchase of Shares, including, without limitation, the risks set forth in the Memorandum.  You are entering into this Agreement relying solely on the terms and conditions of the offering of the Shares set forth in this Agreement.  Neither the Adviser nor anyone else on the Fund’s behalf has made any representations or warranties of any kind or nature to induce you to enter into this Agreement except as specifically set forth in such documents.  You are not relying upon the Adviser for guidance with respect to tax or other legal considerations and you have sought independent legal, investment, and tax advice to the extent that you have deemed necessary or appropriate in connection with your decision to subscribe for Shares.  You have been afforded an opportunity to ask questions of, and receive answers from, the Adviser or persons authorized to act on their behalf, concerning the terms and conditions of the purchase of Shares and have been afforded the opportunity to obtain any additional information (to the extent the Adviser or such other persons had such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information otherwise furnished by the Adviser or such other persons.

(e)     Evaluation of and Ability to Bear Risks.  You have such knowledge and experience in financial affairs that you are capable of evaluating the merits and risks of acquiring Shares.  Your financial situation is such that you can afford to bear the economic risk of holding Shares for an indefinite period of time, and you can afford to suffer the complete loss of your investment in the Fund.

(f)     Acquisition for Investment.  You are acquiring Shares for investment purposes only and not with a view to the resale or distribution of all or any part of such Shares and you have no present intention, agreement, or arrangement to divide its participation with others or to sell, assign, transfer, or otherwise dispose of all or any part of such Shares.  You hereby agree that you shall not, directly or indirectly, engage in a transfer of all or any part of such Shares (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with (i) the registration provisions of the Securities Act or an exemption from such registration provisions, and (ii) any applicable state or non-U.S. securities laws.  You further understand that no market exists or is expected to develop for the Shares.

(g)     Beneficial Ownership.

(1)
You are acquiring Shares for your own account or for one or more separate accounts maintained by you and not as agent, nominee, trustee, partner, or otherwise on behalf of, for the account of, or jointly with any other person or entity (other than as set forth on the signature page hereto); or

(2)
In the event that the Subscriber is acting as an agent pursuant to a power-of-attorney (“Agent”), or nominee (a “Nominee”) for an individual or entity that will be the beneficial owner of Shares (a “Beneficial Owner”), (i) in the case of an Agent, the Agent represents and warrants that the representations, warranties, and agreements made in this Subscription Agreement are made by the Agent with respect to and on behalf of the Beneficial Owner as the Subscriber, and (ii) in the case of a Nominee who will be the Subscriber, the Nominee makes such representations, warranties, and agreements on behalf of the Nominee, as the Subscriber, and the Beneficial Owner of Shares subscribed for hereby.  The Agent or Nominee, as the case may be, represents and warrants that the Agent or Nominee has all requisite power and authority from said Beneficial Owner to execute and perform the obligations on behalf of the Beneficial Owner (and, as applicable, on its own behalf as record owners of Shares) under this Subscription Agreement, and hereby agrees to indemnify and hold harmless the Fund, the Adviser, and their respective affiliates, against any and all loss, liability, claim, damage, cost, and expense whatsoever (including, but not limited to, legal fees and expenses) arising out of, or resulting from, or based upon, any misrepresentation or breach of warranty of this paragraph.

(h)     No General Solicitation.  You received the Memorandum and this Agreement, and first learned of the Fund, in the jurisdiction listed as the residence or principal place of business address on the signature page hereto.  The Shares were not offered to the Subscriber by any means of general solicitation or general advertising.  In that regard, the Subscriber is not subscribing for Shares: (i) as a result of or subsequent to becoming aware of any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium, generally available electronic communication, broadcast over television or radio, or generally available to the public on the Internet or Worldwide Web; (ii) as a result of or subsequent to attendance at a seminar or meeting called by any of the means set forth in (i); or (iii) as a result of or subsequent to any solicitations by a person not previously known to the Subscriber in connection with investment in securities generally.

(i)     Subscriber Qualification.  You are an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and you have so indicated in the Subscriber Questionnaire attached hereto as Attachment 1 (together with all attachments thereto, collectively, the “Subscriber Questionnaire”) the manner in which you so qualify as an accredited investor.  You understand and agree that if at any time during the term of the Fund the representations and warranties set forth in this Section 5(i) shall cease to be true, you shall promptly notify the Adviser in writing.

(j)     Capital Contributions.  You hereby agree to make Capital Contributions to the Fund at the request of the Adviser in an amount up to and including the total amount of your total Unfunded Commitment as provided in the Memorandum and this Agreement.

(k)     Withdrawal; Transfer Restrictions; Unfunded Commitment Termination.  You acknowledge and agree that you will not be permitted to withdraw all or any portion of your investment in Shares except pursuant to repurchases as set forth in the Memorandum.  You acknowledge and agree that you will not be permitted to transfer all or any part of your Shares without the prior written consent of the Adviser as provided for in the Memorandum and this Agreement, and that any such transfer shall otherwise be in the manner as set forth in the Memorandum and this Agreement.  You acknowledge and agree that the Adviser may compel you to terminate your Unfunded Commitment, in each case as provided in the Memorandum and this Agreement.

(l)     Anti-Money Laundering Laws.  Many jurisdictions, including the United States, have in place, and are in the process of changing or creating anti-money laundering or similar laws, regulations, and policies (whether or not with force of law), and many investment funds, investment advisers, and other financial intermediaries are in the process of changing or creating responsive disclosure and compliance policies, which may apply to the Fund, the Adviser, or the Administrator (collectively, “Anti-Money Laundering Laws”).  The Fund, Adviser, and the Administrator will comply with any Anti-Money Laundering Laws to which any of them is or may become subject and it is the policy of all of them to interpret Anti-Money Laundering Laws broadly in favor of disclosure; the Fund, Adviser, or the Administrator could be requested or required, or otherwise determine it is appropriate, to obtain certain assurances from you, disclose information pertaining to the Fund, and/or you to governmental, regulatory, or other authorities or to financial intermediaries or others or engage in due diligence or take other related actions in the future pursuant to such Anti-Money Laundering Laws.  You understand, acknowledge, represent and agree:
(1)	that, to your knowledge, the acceptance of your Agreement together with the related payments shall not breach any applicable Anti-Money Laundering Laws;

(2)
to provide promptly to the Fund, the Adviser, and/or the Administrator upon request, documentation verifying your and any beneficial owner’s identity, including requests before and after acceptance of the subscription;

(3)
to hold harmless and indemnify each of the Fund, the Adviser, and the Administrator against any losses arising from the failure to process your application if you do not provide such information promptly after requested; and

(4)
to provide such additional information or take such other actions as may be required to comply with any Anti-Money Laundering Laws and consent to disclosure by the Fund, the Adviser, the Administrator, and their agents to relevant third parties, including among others both private and governmental entities, of information pertaining to you and to any other action, including without limitation, withdrawing your Shares in the Fund, that is necessary to comply with any Anti-Money Laundering Laws.

(m)     OFAC and Financial Sanctions Matters.  The Subscriber should check the OFAC website at <http://www.treas.gov/ofac> before making the following representations.

(1)
The Subscriber represents that the amounts contributed, or to be contributed, by it to the Fund were not and are not directly or indirectly derived from activities that may contravene federal, state, or international laws and regulations, including Anti-Money Laundering Laws.

(2)
Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities, and individuals.[1]  The lists of OFAC prohibited countries, territories, persons, and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(3)
The Subscriber represents and warrants that, to the best of its knowledge, none of the Subscriber, any person controlling or controlled by the Subscriber, if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber, or any person for whom the Subscriber is acting as agent or nominee in connection with this investment is (i) a country, territory, individual, or entity named on an OFAC list or United Nations (“UN”) sanctions list, nor is a person or entity prohibited under the OFAC Programs or other U.S. or UN legislation or, (ii) a senior foreign political figure,[2] or any immediate family member[3] or close associate[4] of a senior foreign political figure as such terms are defined in the footnotes below.  Please be advised that the Fund may not accept any amounts from a prospective Subscriber if it cannot make the representation set forth in this preceding paragraph.  If an existing Subscriber cannot make these representations, the Fund may require the withdrawal of its Shares.  The Subscriber agrees promptly to notify the Fund, the Adviser, and the Administrator should the Subscriber become aware of any change in the information set forth in these representations.  The Subscriber is advised that, by law, the Fund, the Adviser, and/or the Administrator may be obligated to “freeze the account” of such Subscriber, either by prohibiting additional investments from the Subscriber, suspending distributions, and/or segregating the assets in the account in compliance with governmental regulations, and the Fund, Adviser, and/or the Administrator may also be required to report such action and to disclose the Subscriber’s identity to OFAC or other applicable authorities.  The Subscriber further acknowledges that the Adviser and/or the Administrator may, by written notice to the Subscriber, suspend the payment of distributions or other amounts payable to such Subscriber if the Adviser reasonably deems it necessary to do so to comply with Anti-Money Laundering Laws applicable to the Fund, the Adviser, the Administrator and their affiliates, subsidiaries, or associates or any of the Fund’s other service providers.

(4)
If the Subscriber is a non-U.S. banking institution (a “Foreign Bank”) or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Fund that: (i) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (ii) the Foreign Bank employs one or more individuals on a full-time basis; (iii) the Foreign Bank maintains operating records related to its banking activities; (iv) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (v) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(n) Tax Matters.

(1)
The Subscriber represents that either (i) for U.S. federal income tax purposes, it is not a partnership, grantor trust, or S corporation (a “flow-through entity”) or, (ii) if it is a flow-through entity, substantially all of the value of each beneficial owner’s interest in the Subscriber is not attributable to the Subscriber’s Shares in the Fund and the Subscriber was not formed for a principal purpose of investing in the Fund; provided that, if the Subscriber is unable to make either such representation, it shall have so indicated to the Adviser in writing at least five Business Days’ prior to the date hereof and shall have provided the Fund with evidence (including opinions of counsel), satisfactory in form and substance to the Fund, relating to the status of the Fund under Section 7704 of the Code.

(2)
The Subscriber further (i) represents that it has provided to the Adviser a properly executed IRS Form W-9, (ii) agrees to provide such additional information and documentation as the Adviser or Administrator may from time to time request about the Subscriber or its beneficial owners, including in connection with the Fund’s obligations under, and compliance with, applicable laws and regulations, (iii) acknowledges and agrees that such information may be provided to the United States and other applicable governmental agencies, (iv) acknowledges and agrees that failure to provide requested information may subject the Subscriber to liability for any resulting U.S. or other withholding taxes, U.S. or other tax information reporting, and/or mandatory withdrawal, transfer, or other termination of the Subscriber’s Shares in the Fund and further acknowledges that the Fund, the Adviser, and the Administrator may take such action as each of them considers necessary in relation to the Subscriber’s Shares, distribution, and/or withdrawal proceeds to ensure that any withholding tax payable by the Fund, and any related costs, interest, penalties, and other losses and liabilities suffered by the Fund, the Adviser, the Administrator, or any other investor, or any agent, delegate, employee, director, officer, or affiliate of any of the foregoing persons, arising from the Subscriber’s failure to provide any requested documentation or other information to the Fund, the Adviser, or the Administrator, is economically borne by the Subscriber, and (v) agrees to waive any provision of law that would prevent any such reporting, disclosure, withholding, or termination.  The Subscriber should consult its own tax advisors regarding the tax consequences of such arrangements.

(o)     Form ADV.  You acknowledge receipt of Part 2A of the Adviser’s Form ADV on or before the date of execution of this Agreement.  You represent and warrant that you have carefully read and understand the risks and potential conflicts of interest disclosures set forth in the Adviser’s Form ADV, Part 2A as they apply to the Fund.  The Subscriber acknowledges that it also may access the Adviser’s Form ADV Part 2A at <adviserinfo.sec.gov>.

(p)     Disclosure of Information.  Personal data must be supplied by you to the Fund, the Adviser, and their respective affiliates and delegates, including but not limited to the Administrator, in order for an investment in the Fund to be made and for the investment in the Fund to continue.  If the required personal data is not provided, you will not be able to invest in the Fund.  You acknowledge receipt of the Fund’s privacy policy5 and agree to promptly provide the privacy policy (or any updated version thereof as may be provided from time to time) to each individual (such as any individual directors, shareholders, beneficial owners, authorized signatories, trustees, or others) whose personal data the Subscriber provides to the Fund, the Adviser or their respective affiliates or delegates, including but not limited to the Administrator.  You represent and warrant that all personal data provided to the Fund, the Adviser, or their respective affiliates and delegates, including but not limited to the Administrator, by or on behalf of the Subscriber is provided in accordance with applicable laws and regulations, including, without limitation, those relating to privacy or the use of personal data.

(q)     Verification of Identity.  You acknowledge and agree that Shares in the Fund may not be issued until such time as the Fund, the Adviser, and/or the Administrator has received and is satisfied with all the information and documentation requested to verify your and any beneficial owner’s identity.  Where, at the sole discretion of the Adviser, Shares are issued prior to the Fund, the Adviser, and/or the Administrator having received all the information and documentation required to verify identity, the Fund, the Adviser, or the Administrator reserves the right to refuse to make any payments or distributions to you, until such time as the Fund, the Adviser, and/or the Administrator has received and is satisfied with all the information and documentation requested to verify identity.

(r)     Instructions of Subscriber.  You hereby authorize and instruct the Fund, the Adviser, and the Administrator to accept and execute any instructions in respect of the Shares to which this Agreement relates given by you (or any of your authorized persons as notified to the Fund, the Adviser, and/or the Administrator) in written form, by e-mail, or by other electronic means.  If instructions are given by you (or any of your authorized persons) by e-mail or by other electronic means, you undertake to send the original letter of instructions to the Fund, the Adviser, or the Administrator if so requested and agree to keep each of the Fund, the Adviser, and the Administrator indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon instructions submitted by e-mail or by other electronic means. The Fund, the Adviser, and the Administrator may rely conclusively upon and shall incur no liability in respect of any loss arising from (i) the non-receipt of any instructions relating to your Shares delivered by e-mail or other electronic means, or (ii) any action taken upon any notice, consent, request, instructions, or other instrument believed in good faith to be genuine or to be signed by properly authorized persons on your behalf.

(s)     Communications in Electronic Format.  You hereby acknowledge and agree that the Fund, the Adviser, or the Administrator may deliver and make reports, statements, and other communications including, without limitation, the Memorandum, this Agreement, the Adviser’s Form ADV, current and future account statements, offering documents, letters to investors, financial statements, the privacy policy, and other tax related information and documentation, regulatory communications, and other information, documents, data, and records regarding your investment in the Fund (“Account Communications”), available to the Subscriber in electronic form, such as e-mail or by posting on a password protected web site.  It is the Subscriber’s affirmative obligation to notify the Fund and Adviser in writing if the Subscriber’s e-mail address(es) change(s).  The Subscriber may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Fund, in writing, of the Subscriber’s intention to do so, and will thereafter receive such Account Communications in paper form.  The Fund, the Adviser, and the Administrator will not be liable for any interception of Account Communications.  In addition, there are risks, such as systems outages, that are associated with electronic delivery.

(t)     Legal Counsel.  You acknowledge that neither Barnes & Thornburg LLP nor any other legal services provider used by the Fund or the Adviser (the “Firms”) represents you with respect to your investment in the Fund (including your decision to invest in the Fund) or the ongoing operations of the Fund, and that you have been advised to consult your own counsel.  You further acknowledge that you have read and understand the disclosures in the Memorandum relating to the Firms, including the potential conflicts that may arise in connection with the Firms’ respective representation of the Fund and its affiliates.  You hereby acknowledge and agree that in the event that any dispute or controversy arises between you or any Other Subscriber and the Fund, or between you or any Other Subscriber and the Adviser and/or any of its affiliates that a Firm represents, then you and each such Other Subscriber agrees that such Firm may represent the Fund or such Adviser and/or its affiliates in any such dispute or controversy to the fullest extent permitted by applicable law, regulation, or professional rules in the relevant jurisdictions and you and each such Other Subscriber hereby consents to such representation.

(u)     Swaps.  You represent and warrant that you will not enter into a swap, structured note, or other derivative instrument, the return from which is based in whole or in part, directly or indirectly, on the return with respect to the Fund or its Shares.

(v)     CFTC and NFA Representations.  If you are a commodity pool, your investment in the Fund is directed by an entity that is: (i) not required to be registered in any capacity with the CFTC or to be a member of the National Futures Association (“NFA”); (ii) exempt from such registration; or (iii) duly registered with the CFTC in an appropriate capacity or capacities and is a member in good standing of the NFA.

(w)     No Legal Action Pending, Etc.  There is no legal action, suit, arbitration, or other legal, administrative, or other governmental investigation, inquiry, or proceeding (whether federal, state, local, or foreign) pending or, to the knowledge of the Subscriber, threatened against the Subscriber that, if adversely determined, is reasonably likely to impair or otherwise affect the Subscriber’s ability to perform its obligations under this Agreement or is reasonably likely to have a material adverse effect on the Subscriber’s financial condition.

(x)     Accuracy of Information.  You represent and warrant that the information you have provided in this Agreement and the documents provided to you in connection herewith (including the Subscriber Questionnaire and other Attachments hereto) (together with this Agreement, the “Subscription Document”) and, to your knowledge, any U.S. Internal Revenue Service or other tax form delivered to the Adviser, is true, accurate, and complete and may be relied upon by the Adviser and Fund for any purpose, including the establishment of subscriber-related facts underlying claims of exemption from the registration provisions of federal and state securities laws.  You acknowledge that the Fund and the Adviser are relying on such information in connection with (i) you being admitted as a Shareholder, (ii) not registering the offer and sale of the Shares under the Securities Act or any state securities laws, and (iii) the management of the Fund’s business.  If at any time during the term of the Fund any of the representations and warranties contained in the Subscription Document shall cease to be true, you will promptly notify the Adviser in writing.

(y)     Credit Facilities.  You acknowledge that the Fund (or a subsidiary) intends to enter into one or more asset-based loan facilities, bridge loans (including a loan from any partner), capital call loan facilities, or hybrid credit facilities (“Credit Facilities”) for the purpose of financing investments, paying expenses, or for any other purpose for which capital may be drawn.  Borrowings under any such Credit Facility may be secured by (i) a direct or indirect pledge or charge of the Shareholders’ Unfunded Commitments, and/or (ii) the pledge, charge, or grant of security interest in Fund investments and other assets.  You acknowledge that you may be required, among other things, to provide certain financial and other information to lenders under any such Credit Facility, as set forth in the Memorandum.

Section 6.     Reaffirmation of Representations, Warranties, and Covenants.  You agree that the foregoing representations, warranties, and covenants shall be deemed to be reaffirmed by you on an ongoing basis.  If any of such representations, warranties, or covenants cease to be true, you shall promptly notify the Fund and the Adviser of the facts pertaining to such changed circumstances.  You agree to provide such information and execute and deliver such documents as the Fund, the Adviser, or their affiliates, may reasonably request from time to time to verify the accuracy of your representations and warranties herein or to comply with any law or regulation to which the Fund, the Adviser, or their affiliates may be subject.

Section 7.     Indemnification.  You understand the meaning and legal consequences of the representations, warranties, covenants, agreements, and confirmations set forth above and agree that the subscription made hereby may be accepted in reliance thereon and on the information contained in the Subscriber Questionnaire.  To the maximum extent permitted by law (including ERISA (if applicable)), you agree to indemnify and hold harmless the Fund, the Adviser, and the Adviser’s members, directors, managers, officers, and employees, and each person who controls the Fund and each of such entities within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Indemnitees”), from and against any and all expense, loss, damage, or liability, including all attorneys’ fees and disbursements (the “Losses”), which such parties may incur by reason of, or in connection with, any representation, warranty, covenant, or agreement by you contained herein (including the Subscriber Questionnaire) not being true when made or any failure by you to fulfill any of the covenants or agreements set forth herein, in the Subscriber Questionnaire, or in any other document related to your subscription.  Your indemnity obligation under this Section 7 shall be in addition to any other obligation that you may otherwise have.

Section 8.     Amendments and Waivers.  This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of you and the Adviser (on behalf of the Fund).  You acknowledge and agree that any notations, alterations, strike-outs, addenda, inserts, or verbiage purporting to amend the terms of this Subscription Agreement shall not be effective unless explicitly agreed to in writing by the Adviser, the Fund, or their respective agents.  Absent such explicit agreement, the issuance of an acceptance of your Capital Commitment shall not be construed as the Adviser’s acceptance or agreement to any such purported amendments.

Section 9.     Survival of Provisions and Representations, Warranties and Covenants.  The provisions of this Agreement, including your irrevocable commitment and obligation to make aggregate Capital Contributions to the Fund equal to your Capital Commitment and all representations, warranties, and covenants contained herein or made in writing by you or by or on behalf of the Fund or the Adviser in connection with the transactions contemplated by this Agreement, shall survive the execution and delivery of this Agreement and the issue and sale of Shares.

Section 10.     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. However, the Subscriber shall not transfer this Agreement or any of its rights in, to or under this Agreement without the consent of the Adviser and any attempted transfer shall be void and without force or effect.

Section 11.     Notices.  Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the Person giving the notice, shall be mailed by prepaid registered or certified mail or sent by reputable overnight delivery service or electronic mail, or posted on a website (with notification of such posting) to the Person or Persons to whom such notice is to be given.  Except as otherwise provided herein, any such notice shall be deemed to have been given the earlier of (i) receipt by addressee (which receipt shall be deemed to have occurred upon verbal or electronic confirmation received by the Person giving the notice), (ii) notification to the Person or Persons to whom such notice is to be given of posting on a website, (iii) one Business Day after delivery to any overnight courier, (iv) one Business Day after the Person giving notice has sent such notice via electronic mail and has not received any evidence of a failure of such notice to have been sent, and (v) 72 hours after such notice is mailed.  All notices, requests, demands, and other communications hereunder shall be addressed, (x) if to you, at the address (including e-mail address) set forth below your signature, or to such other address (including e-mail address) as you shall have furnished to the Adviser in writing, and (y) if to the Fund or the Adviser, to it at c/o Nilsine Partners, LLC, 5675 DTC Boulevard, Suite 175, Greenwood Village, CO 80111, United States, or to such other address (including e-mail address), as the Fund shall have furnished to you in writing, provided that any notice to the Fund shall be effective only if and when received by the Adviser.

Section 12.     Third Party Rights.  Each of the Adviser and each Indemnitee that is not a party to this Agreement and any indemnitee specified in Section 4(g)(2) or Section 4(l)(3) may enforce any rights granted to it pursuant to this Agreement, including, without limitation, any rights arising under Section 4(g)(2), Section 4(l)(3), or Section 7 hereof, in its own right as if it were a party to this Agreement.  Except as otherwise expressly provided in this Section 12, a person who is not a party to this Agreement shall not have any rights to enforce any term of this Agreement. Notwithstanding any term of this Agreement, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release, or settlement under this Agreement at any time.

Section 13.     Applicable Law; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

Section 14.     Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 15.     Severability.  In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

Section 16.     Entire Agreement.  This Agreement (and all attachments hereto, including the Subscriber Questionnaire), as may be amended, modified, or supplemented by one or more letter agreements or other written agreements between the parties dated as of the date hereof or thereafter, contain the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, warranties, covenants, or other agreements except as stated or referred to herein and therein.

Section 17.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which (including executed counterparts received by PDF (including DocuSign or similar method)) shall be deemed an original and all of which taken together shall constitute a single instrument.

[Remainder of Page Intentionally Left Blank]

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.
2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military, or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business, or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.
5 Note to Ryan: In response to your question, the Fund will have a separate privacy policy as part of its Rule 38a-1 policies and procedures.  This policy is something Vigilant should provide as part of their work.

Attachment 1

SUBSCRIBER QUESTIONNAIRE

(TO BE COMPLETED BY BOTH INDIVIDUAL6 AND ENTITY SUBSCRIBERS)

Acknowledgement

☐	The Subscriber confirms that the Subscriber has reviewed the Subscription Agreement in its entirety.

The Subscriber is (please check one):

☐	An individual. (An individual includes a natural person and a revocable grantor trust.)

☐	An entity.

This Subscriber Questionnaire is being completed by (please check one):

Please carefully read this Subscriber Questionnaire and ensure that an additional questionnaire is completed by each person for whom a questionnaire is required.

☐	The Subscriber

☐
An agent of the Beneficial Owner of the Shares acting pursuant to a power-of-attorney. (In such case, the responses to this Subscriber Questionnaire must be made by the agent with respect to and on behalf of the Beneficial Owner as the Subscriber.)

☐	A nominee of the Beneficial Owner of the Shares. (The responses to this Subscriber Questionnaire must be made by the Nominee on behalf of itself and the Beneficial Owner of the Shares.)

☐	A Joint Subscriber (please provide name): _______________________________________

☐	An agent of the Subscriber (please provide name): _________________________________

ENTITY SUBSCRIBERS

1.            Organizational Data

(a)            Legal form of entity:

☐ Corporation ☐ Partnership ☐ Limited Liability Company (LLC) ☐ Trust
☐ Other (specify): _________________________________________________

(b) Jurisdiction of Organization:

(c) Date of Organization:

(d) Briefly identify your primary business:

2. Miscellaneous Information

(a)	Total number of shareholders, partners, or other holders of equity or beneficial interests or other securities (including any debt securities): ____________________________________

(b)	Are you a wholly owned or majority owned subsidiary of another entity?
 ☐ Yes ☐ No

(c)
Have the shareholders, partners, or other holders of equity or beneficial interests in you, in your capacity as Subscriber been provided the opportunity to decide individually whether or not to participate, or the extent of their participation, in your investment in the Fund (i.e., can your equity holders determine whether their capital will form part of the specific capital invested by you in the Fund)?

☐ Yes ☐ No

If the answer “Yes”, please have each of your equity holders complete the Subscriber Questionnaire.

You agree to notify the Adviser and/or the Administrator of any change with respect to the foregoing information and to provide such further information as the Adviser and/or the Administrator may reasonably require.

[Remainder of Page Intentionally Left Blank]

6 Individual purchasers include natural persons and revocable grantor trusts.

I. VERIFICATION OF “ACCREDITED INVESTOR” STATUS

Shares will be sold only to Subscribers who are “accredited investors,” as defined in Rule 501 under the Securities Act.  For additional information regarding the definition of “accredited investor,” please refer to Rule 501 under the Securities Act.  Please indicate the basis of the Subscriber’s “accredited investor” status by checking the most applicable statement.  If no statements apply, consult the Adviser.

The Subscriber is:

(a)	☐
an individual (or the grantor, in the case of a revocable grantor trust) who had an income in excess of $200,000 for each of the last two years (or joint income with the Subscriber’s spouse or spousal equivalent[7] in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current year;

(b)	☐
an individual (or the grantor, in the case of a revocable grantor trust) whose net worth, or joint net worth with the Subscriber’s spouse or spousal equivalent at the time of purchase, exceeds $1,000,000;[8]

(c)	☐	a “knowledgeable employee” with respect to the Fund within the meaning of Rule 3c-5 under the Investment Company Act;

(d)	☐
an individual holding, in good standing, a FINRA Series 7, Series 82, or Series 65 license or any such other professional certification, designation, or credential from an accredited education institution that has been designated by an order of the SEC as qualifying an individual for accredited investor status.  Please list each such professional certification, designation or other credential held by the Subscriber: _____________________________
_________________________________________________________________________
The Adviser, in its sole discretion, may request information regarding the professional certification, designation, or credential upon which the Subscriber is accredited;

(e)	☐
a family office, as defined in Rule 202(a)(11)(G)-1 of the Advisers Act,[9] that has total assets under management in excess of $5,000,000, that was not formed for the specific purpose of acquiring the Shares offered and whose purchase is directed by persons having such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment;

(f)	☐
a family client, as defined in Rule 202(a)(11)(G)-1 of the Advisers Act,[10] of a family office meeting the requirements set forth in (e) above, and the Subscriber’s investment in the Shares is directed by such family office in accordance with (e) above;

(g)	☐
a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, in each case whether acting in its individual or fiduciary capacity;

(h)	☐	a broker or dealer registered pursuant to Section 15 of the Exchange Act;

(i)	☐	an insurance company as defined in Section 2(a)(13) of the Securities Act;

(j)	☐	an investment company registered under the Investment Company Act;

(k)	☐
(i) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (ii) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Company Act of 1958, or (iii) a rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

(l)	☐
an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, if such plan has total assets in excess of $5,000,000.  If the Subscriber is a participant directed plan, please contact the Administrator;

(m)	☐
any employee benefit plan within the meaning of Title I of ERISA, which satisfies at least one of the following conditions: (i) it has total assets in excess of $5,000,000, or (ii) the investment decision is being made by a plan fiduciary (as defined in Section 3(21) of ERISA) which is a bank, savings and loan association, insurance company, or registered investment adviser;

(n)	☐	a private business development company as defined in Section 202(a)(22) of the Advisers Act;

(o)	☐
a corporation, a partnership, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Code, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

(p)	☐
a personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by persons having such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment;

(q)	☐
an investment adviser that is (i) registered under the Advisers Act, (ii) registered pursuant to the laws of a U.S. state, or (iii) an exempt reporting adviser under Section 203(l) (i.e., a venture capital fund adviser) or Section 203(m) (i.e., a private fund adviser) of the Advisers Act;

(r)	☐
an entity in which each and every one of the equity owners is an accredited investor.  If the Subscriber checked this statement and is unable to check any other category herein, please provide a list of all equity owners and a completed Subscriber Questionnaire from each equity owner; or

(s)	☐
an entity owning greater than $5,000,000 in Investments (as defined under the Investment Company Act and summarized in Attachment 3) (net of acquisition debt), not formed for the specific purpose of acquiring Shares.

If the Subscriber does not qualify in an accredited investor category listed above, please check the space provided below.

☐	The Subscriber does not qualify in any accredited investor category listed above.

II. ADDITIONAL SUBSCRIBER INFORMATION

1.           “Senior Political Figure” Status

Are you a “senior political figure,” or an immediate family member or close associate of a senior political figure? A senior political figure is a senior official in the executive, legislative, administrative, military or judicial branches of a government (whether elected or not), a senior official of a political party or a senior executive of a government-owned corporation, and any entity formed by or for the benefit of any of the foregoing.

☐ Yes ☐ No

2. Status as a Non-U.S. Bank

Is the Subscriber a non-U.S. bank?

☐ Yes ☐ No

3. Bank Holding Fund Status

Is the Subscriber a BHC Subscriber?11

☐ Yes ☐ No

4. Government Entity Status

(a)	Is the Subscriber a “governmental entity” within the meaning of Rule 206(4)-5 under the Advisers Act (the “Pay to Play Rule”)?[12]

☐ Yes ☐ No

(b)	If the Subscriber is acting as agent, representative or nominee for one or more Subscribers, are any such Subscribers a “governmental entity” within the meaning of the Pay to Play Rule?

☐ Yes ☐ No ☐ Not Applicable

If “Yes,” please indicate the names of any such Subscribers: ________________________
________________________________________________________________________
________________________________________________________________________

(c)	Is the Subscriber an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity?

☐ Yes ☐ No

If “Yes,” please indicate the names of any such government entity: ___________________
________________________________________________________________________________________________________________________________________________

Please note that if the Subscriber answers yes to this question (c), the Fund will treat the Subscriber as if it were the government entity for purposes of the Pay to Play Rule.

(d)
If the Subscriber is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in (c) above, the Subscriber hereby certifies that (please check “Not Applicable” if this item does not apply to the Subscriber):

☐	Not Applicable

- OR -

☐
other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Fund, the Adviser or their affiliates in connection with the Subscriber’s subscription;

- OR -

☐
if the Subscriber cannot make the above certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Fund, the Adviser or their affiliates, employees or placement agents would be subject to in connection with the Subscriber’s subscription: _____________________________________________________

5. Sources of Information About the Offering

How did the Subscriber learn about the offering?

☐	From a broker, dealer or investment adviser, please state the name of the institution and the person who introduced the offering to you: ________________________________________

☐	By some other means, please explain in the space provided below: ___________________________________________________________________________

6. Institutional Customer Status

Does the Subscriber have total assets of $50 million or more?

☐ Yes ☐ No

7. Public Disclosure Laws

Is the Subscriber subject to the Freedom of Information Act, 5 U.S.C. § 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any similar statutory or legal right that might result in the disclosure of confidential information relating to the Fund (together with FOIA, “Public Disclosure Laws”)?

☐ Yes ☐ No

If the Subscriber is subject to Public Disclosure Laws, please indicate the relevant laws to which the Subscriber is subject.
________________________________________________________________________________________________________________________________________________________________________________________________________________________

8.            Controlling Person Status

Is the undersigned or will the undersigned be, (a) a person (including an entity) that has discretionary authority or control with respect to the assets of the Fund, (b) a person who provides investment advice with respect to the assets of the Fund, or (c) an “affiliate” of such a person?

For purposes of this representation and agreement, an “affiliate” is any person controlling, controlled by or under common control with any person described in clauses (a) and (b) above, including by reason of having the power to exercise a controlling influence over the management or policies of such person.

☐ Yes ☐ No

9. Disqualifying Events for Purposes of Rule 506(d)

Please respond to the questions below for purposes of the Fund’s compliance with Rule 506(d) under Regulation D of the Securities Act in connection with “disqualifying events” of certain beneficial owners of the Fund’s securities.13  Please respond to the questions below with respect to the beneficial owner of the Shares acquired pursuant to this Subscription Agreement.

(a)
Has the beneficial owner, within the last ten (10) years, been convicted of a felony or misdemeanor (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the Securities and Exchange Commission, or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes ☐ No

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

(b)
Is the beneficial owner subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins the beneficial owner from engaging in or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of a false filing with the Securities and Exchange Commission, or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes ☐ No

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

(c)
Is the beneficial owner subject to a Final Order[14] of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the CFTC, or the National Credit Union Administration, that:

(i)	bars the beneficial owner from:

(A) association with an entity regulated by such commission, authority, agency, or officer;
(B) engaging in the business of securities, insurance, or banking; or
(C) engaging in savings association or credit union activities; or

(ii)	constitutes a Final Order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years?

☐ Yes ☐ No

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

(d)
Is the beneficial owner subject to an order of the Securities and Exchange Commission pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that (i) suspends or revokes the beneficial owner’s registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on the beneficial owner’s activities, functions or operations, or (iii) bars the beneficial owner from being associated with any entity or from participating in the offering of any penny stock?

☐ Yes ☐ No

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

(e)
Is the beneficial owner subject to any order of the Securities and Exchange Commission, entered in the last five (5) years, that orders the beneficial owner to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (ii) Section 5 of the Securities Act?

☐ Yes ☐ No

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

(f)
Is the beneficial owner suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization or “SRO” (i.e., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☐ No

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

(g)
Has the beneficial owner filed as a registrant or issuer, or has the beneficial owner been named as an underwriter in, any registration statement or Regulation A offering statement filed with the Securities and Exchange Commission that, within the last five (5) years, (i) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (ii) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?

☐ Yes ☐ No

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

(h)
Is the beneficial owner subject to (i) a United States Postal Service false representation order entered into within the last five (5) years, or (ii) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☐ No

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

(i)
If the answer is “yes” to any of questions (a) through (h) above, has the beneficial owner obtained a waiver from disqualification under Rule 506(d)(2) either (i) from the Securities and Exchange Commission or (ii) from the court or regulatory authority that entered the relevant order, judgment or decree?

☐ Yes ☐ No ☐ Not Applicable

If yes, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

The Subscriber hereby confirms that the foregoing statements are true, accurate and complete. The Subscriber further acknowledges, represents, warrants and agrees that (a) the Fund is relying on these responses in order to satisfy certain obligations the Fund has under federal securities laws, including in connection with SEC filings made by or with respect to the Fund, (b) the Subscriber has acted with reasonable care in conducting due diligence (including, in light of the circumstances, making factual inquiry into the existence of any disqualification) to confirm the veracity of its responses, and (c) for so long as the Subscriber holds any Shares of the Fund, the Subscriber will notify the Fund in writing as soon as reasonably practicable if there is any change in any of the responses set forth herein or if the beneficial owner becomes aware of any pending or threatened proceeding, judgment, order, or other action or circumstance that is reasonably likely to result in any change in the responses set forth herein.

[Remainder of Page Intentionally Left Blank]

7 The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.
8 For purposes of determining the Subscriber’s net worth, the Subscriber must exclude the value of his or her primary residence and any indebtedness secured by the primary residence up to its fair market value (i.e., any indebtedness secured by the residence that is in excess of the value of the home should be considered a liability and deducted from the Subscriber’s net worth).  The Subscriber must also subtract from his or her net worth any indebtedness secured by his or her primary residence that was obtained within the 60 days preceding the effective date of his or her subscription, unless such indebtedness was used to acquire the residence (in which case, the rule set forth in the preceding sentence would govern the application of such indebtedness when calculating the Subscriber’s net worth).
9 The term “family office” means a company (including its directors, partners, members, managers, trustees, and employees acting within the scope of their position or employment) that: (i) has no clients other than family clients as defined in Rule 202(a)(11)(G)-1 of the Advisers Act (provided that if a person that is not a family client becomes a client of the family office as a result of the death of a family member or key employee or other involuntary transfer from a family member or key employee, that person shall be deemed to be a family client for one year following the completion of the transfer of legal title to the assets resulting from the involuntary event); (ii) is wholly owned by family clients and is exclusively controlled (directly or indirectly) by one or more family members and/or family entities; and (iii) does not hold itself out to the public as an investment adviser.
10 Generally, the term “family clients” under Rule 202(a)(11)(G)-1 of the Advisers Act includes family members and key employees of the family office, among other defined persons. See Rule 202(a)(11)(G)-1 of the Advisers Act for further details.
11 A “BHC Subscriber” is a bank holding company, as defined in Section 2(a) of the U.S. Bank Holding Company Act of 1956, as amended, a foreign banking organization subject to the non-banking restrictions of the U.S. Bank Holding Company Act, or a non-bank subsidiary of either of the foregoing.
12 A “governmental entity” is defined in Rule 206(4)-5 as any state or political subdivision of a state: including: (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “defined benefit plan” as defined in section 414(j) of the Code (26 U.S.C. 414(j)), or a state general fund; (iii) a plan or program of a government entity; and (iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.
13 For purposes of this Item 10, the term “beneficial owner” is interpreted in the same manner as under Rule 13d-3 of the Securities Exchange Act of 1934 and includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, under Rule 13d-3 has or shares, or is deemed to have or share (a) voting power, which includes the power to vote, or to direct the voting of, the Shares; and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the Shares. Beneficial ownership includes both direct and indirect interests, determined as under Rule 13d-3.
14 The term “Final Order” means a written directive or declaratory statement issued by a federal or state agency described in (c) above pursuant to applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

IV. TAX AND CERTAIN ADDITIONAL INFORMATION

1. All Subscribers

(a)	Please indicate the last day of your taxable year: __________________________

(b)	U.S. Taxpayer Identification Number (if any):[15] __________________________________

(c)	The Subscriber is ☐ or is not ☐ (please check the appropriate box) tax-exempt under Section 501(a) of the Code.

(d)	Is Subscriber a partnership, grantor trust or S corporation for U.S. federal income tax purposes (a “flow-through entity”)?

☐ Yes ☐ No

If the answer to the above question is “yes”, is substantially all of the value of each beneficial owner’s interest in the Subscriber attributable to the Subscriber’s Shares in the Fund or was the Subscriber formed for a principal purpose of investing in the Fund?

☐ Yes ☐ No

Every subscriber must provide such additional information as the Fund may from time to time request.  Failure to provide information may subject a subscriber to liability for any resulting U.S. withholding taxes, U.S. tax information reporting, and/or mandatory withdrawal, transfer or other termination of the Subscriber’s Shares.

*                         *                         *

15 If Subscriber is a disregarded entity with a separate Taxpayer Identification Number, please provide the Taxpayer Identification Numbers of Subscriber and its sole owner.

Exhibit A to Subscriber Questionnaire

ANTI-MONEY LAUNDERING SUPPLEMENT
VERIFICATION OF IDENTITY REQUIREMENTS

To comply with applicable anti-money laundering and Treasury Department’s Office of Foreign Assets rules and regulations, and requirements under Anti-Money Laundering Laws, you are required to provide the following information to the Fund.

1. Bank Information for Account from which Subscription Payment Made

Bank Name:

Bank Address:

ABA No:

SWIFT:

Account Name:

Account Number:

Further Credit:

Further Credit Account No:

Source of Funds:

Purpose of Subscription:

**You must wire the payment from an account in your name**

2. Wiring Instructions for Receipt by Subscriber of Payments and Distributions

☐ Same as above

Bank Name:

Bank Address:

ABA No:

SWIFT:

Account Name:

Account Number:

Further Credit:

Further Credit Account No:

**Payments must be paid to an account in your name**

3.            Verification of Signature Requirements (all Purchasers)

In order to verify the signature(s) on the subscription agreement, as well as the authority for all future requests relating to the investment, please provide a list of authorized signatories as requested on the signature page hereto, or for individual subscribers, a copy of your passport or other Government issued document (e.g., driver’s license) bearing your name, picture and signature.

Please note that the copy of your identification document must be certified if you are not a national of an “approved country.”16

4.	Identity Verification Materials

The information and documentation required to enable the Administrator to determine the Subscriber’s anti-money laundering and anti-terrorist financing verification status is set out below. Please note that pursuant to applicable laws and regulations, in respect of any paper or electronic document provided to the Administrator pursuant to this Subscriber Questionnaire, the Subscriber shall be deemed to certify, to the best of his/her/its knowledge, that the information in the document provided is complete and correct.

Section A. Simplified Due Diligence

All documents listed in Section B., Identity Verification Requirements, will not normally be required if the Subscriber falls within one of the following categories and the Fund assesses the Subscriber relationship as being low risk. Documents are acceptable in electronic form, rather than paper form, where approved by the Fund on a risk-based approach. Subscriber should tick the appropriate box (one only) to indicate which category is applicable and complete and provide the information and documentation required:

☐	Subscriber is a central or local government, statutory body or agency of government, in a FATF Member Country (as defined in Appendix 2).

Name of Country/Territory: _________________________________________________

Note: A paper or electronic copy of appropriate documentation evidencing this status must be provided to the Administrator; or

☐	Subscriber is a Financial Institution (as defined in Appendix 2) and is required to comply with the AMLR (as defined in Appendix 2).

Note: A paper or electronic copy of appropriate documentation evidencing this regulatory status must be provided to the Administrator; or

☐	Subscriber is a majority-owned subsidiary of a Financial Institution which is required to comply with the AMLR.

Note: A paper or electronic copy of appropriate documentation evidencing this regulatory status and ownership structure must be provided to the Administrator; or

☐
Subscriber is acting in the course of a business in relation to which a regulatory authority exercises regulatory functions and it is based or incorporated in, or formed under the law of, a FATF Member Country.

Name of Regulatory Authority: ___________________________________________

Name of Country/Territory: _______________________________________

Note: A paper or electronic copy of appropriate documentation evidencing this regulatory status must be provided to the Administrator; or

☐
Subscriber is a majority-owned subsidiary of the business in relation to which a regulatory authority exercises regulatory functions and it is based or incorporated in, or formed under the law of a FATF Member Country.

Name of Regulatory Authority: ____________________________________________

Name of Country/Territory: ___________________________________________

Note: A paper or electronic copy of appropriate documentation evidencing this regulatory status and ownership structure must be provided to the Administrator; or

☐
Subscriber is a company that is listed on a stock exchange included in Appendix 1 (“Stock Exchange”) and subject to disclosure requirements which impose requirements to ensure adequate transparency of beneficial ownership.

Name of Stock Exchange: _________________________________________________
Note: A paper or electronic copy of appropriate documentation evidencing this listing status must be provided to the Administrator; or

☐
Subscriber is a majority-owned subsidiary of a company that is listed on a Stock Exchange and subject to disclosure requirements which impose requirements to ensure adequate transparency of beneficial ownership.

Name of Stock Exchange: _________________________________________________

Note: A paper or electronic copy of appropriate documentation evidencing this listing status and ownership structure must be provided to the Administrator; or

☐	Subscriber is a pension fund for a professional association or trade union or is acting on behalf of employees of an entity referred to any of the categories above.

Note: A paper or electronic copy of a certificate of registration, approval or regulation by a government regulatory or fiscal authority in the jurisdiction in which the fund is established must be provided to the Administrator; or

☐
There is an Eligible Introducer who is prepared to provide an introduction for the Subscriber and (where applicable) each Beneficial Owner. The categories of persons/entities who/which is qualified to act as an Eligible Introducer are as noted above under Section A, as set out in the Eligible Introducer Form (Appendix 3).

Note: The Eligible Introducer should complete the Eligible Introducer Form (Appendix 3) and provide the original to the Administrator; or

☐
Payment has been made by wire transfer from an account held in Subscriber’s name from a regulated financial institution in a FATF Member Country. If relying on this exception: (i) the Subscriber must provide Bank Account Wire Details information and the Administrator should be provided with evidence of proof of actual payment (e.g. a wire transfer confirmation or SWIFT payment form) and (ii) identity verification materials may be required from Subscriber prior to any onward payments being made by the Fund to the Subscriber (or any other third party) or prior to the Subscriber’s Shares being transferred.

In addition, as noted above, if Subscriber is acting as agent or nominee for a principal, Subscriber must also provide the Administrator with the original of a Nominee Representation Letter (addressed to the Administrator acting on behalf of the Fund) as set out in Appendix 3.

Section B. Identity Verification Requirements

If the Subscriber does not qualify for Simplified Due Diligence (Section A) the Subscriber should refer to the appropriate section of the Standard Identification Verification for Individuals/Companies/ Partnerships/Trusts in Appendix 4 and provide the Administrator with all information and documentation referred to therein.

If the Subscriber is a Politically Exposed Person, any Family Member of a Politically Exposed Person, or any Close Associate of a Politically Exposed Person (all as such terms are defined in Appendix 2), enhanced due diligence status shall apply and Subscriber should refer to the appropriate section of the Standard Identification Verification for Individuals/Companies/ Partnerships/Trusts in Appendix 4 and provide the Administrator with all information and documentation referred to therein and further the Administrator will be required to verify source of wealth and source of funds.

In addition, as noted above, if Subscriber is acting as agent or nominee for a principal, but does not meet the criteria noted above under Section A, the Subscriber must complete Appendix 4 and provide the relevant documentation as required, as well as provide the Administrator with the original of a Nominee Representation Letter (addressed to the Administrator acting on behalf of the Fund) as set out in Appendix 3.

Section C. Updated Documentation

The Administrator will contact Subscriber to obtain updated documentation when such documents become expired, no longer meet applicable legal and regulatory requirements, or in accordance with requirements for periodic reviews based on Subscriber’s risk rating.

*                         *                         *

16 Austria, Belgium, Bermuda, Cayman Islands, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain and Sweden, together with Australia, Canada, Channel Islands, Hong Kong, Iceland, Isle of Man, Japan, New Zealand, Norway, Singapore, Switzerland, Turkey, the United Kingdom and the United States of America are each an “approved country.”

APPENDIX 1
Stock Exchanges

Abu Dhabi Securities Exchange	Irish Stock Exchange
American Stock Exchange	Isle of Man Stock Exchange
Amsterdam Stock Exchange	Johannesburg Stock Exchange
Athens Stock Exchange	Korea Stock Exchange
Australian Securities Exchange	Kuala Lumpur Stock Exchange
Barbados Stock Exchange	London Stock Exchange
Bahamas International Stock Exchange	Luxembourg Stock Exchange
Bahrain Stock Exchange	Madrid Stock Exchange
Barcelona Stock Exchange	Malta Stock Exchange
Berlin Stock Exchange	Mexican Stock Exchange
Bermuda Stock Exchange	Montreal Exchange
Bilbao Stock Exchange	Munich Stock Exchange
Bolsa de Comercio de Buenos Aires	Nagoya Stock Exchange
Bolsa de Comercio de Santiago	NASDAQ
Bolsa de Valores de Caracas	NASDAQ Dubai
Bolsa de Valores de Lima	National Stock Exchange
Bolsa de Valores de Panama	New York Stock Exchange
Borsa Istanbul	New Zealand Stock Exchange
Borsa Italiana SPA	NYSE Arca
Boston Stock Exchange	OMX Nordic Exchange
British Virgin Islands Stock Exchange	Osaka Securities Exchange
Channel Islands Securities Exchange	Oslo Stock Exchange
Chicago Stock Exchange	Philadelphia Stock Exchange
Copenhagen Stock Exchange	Rio de Janeiro Stock Exchange
Dubai Financial Market	Sao Paulo Stock Exchange (Bovespa)
Dusseldorf Stock Exchange	Shanghai Stock Exchange
Euronext Brussels	Shenzhen Stock Exchange
Euronext Lisbon	Singapore Exchange
Euronext NV	Stuttgart Stock Exchange
Euronext Paris	SWX Swiss Exchange
Frankfurt Stock Exchange	Taiwan Stock Exchange
Fukuoka Stock Exchange	Tel Aviv Stock Exchange
Gibraltar Stock Exchange	The Stock Exchange of Thailand
Hamburg and Hannover Stock Exchange	Tokyo Stock Exchange
Helsinki Stock Exchange	Toronto Stock Exchange
Hong Kong Stock Exchange	Valencia Stock Exchange
Iceland Stock Exchange	Vienna Stock Exchange
International Securities Exchange

APPENDIX 2
Definitions

“AMLR” means anti-money laundering regulations promulgated by FinCEN.

“Beneficial Owner” means the natural person who ultimately owns or controls the Subscriber or on whose behalf a transaction or activity is being conducted and includes but is not restricted to:

(a)
in the case of a legal person other than a company whose securities are listed on a Stock Exchange, a natural person who ultimately owns or controls, whether through direct or indirect ownership or control, 10% or more of the shares or voting rights in the legal person;

(b)	in the case of any legal person, a natural person who otherwise exercises ultimate effective control over the management of the legal person; or

(c)	in the case of a legal arrangement, the trustee or other person who exercises ultimate effective control over the legal arrangement.

“Close Associate” of a Politically Exposed Person means any natural person who is known to hold the ownership or control of a legal instrument or person jointly with a Politically Exposed Person, or who maintains some other kind of close business or personal relationship with a Politically Exposed Person, or who holds the ownership or control of a legal instrument or person which is known to have been established to the benefit of a Politically Exposed Person.

“Family Member” of a Politically Exposed Person includes the spouse, parent, sibling or child of a Politically Exposed Person.

“FATF Member Country” means country member of FATF, as listed at http://www.fatf-gafi.org/about/membersandobservers/.

“Financial Institution” refers to the definition of “financial institution” under 31 U.S.C. § 5312(a)(2) of the Bank Secrecy Act of the United States.

“FinCEN” means the Financial Crimes Enforcement Network at the U.S. Department of the Treasury.

“Politically Exposed Person” includes:

(a)
a person who is or has been entrusted with prominent public functions by a foreign country, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executive of a state-owned corporation, and important political party official;

(b)
a person who is or has been entrusted domestically with prominent public functions, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executive of a state-owned corporation, and important political party official; and

(c)
a person who is or has been entrusted with a prominent function by an international organization like a member of senior management, such as a director, a deputy director and a member of the board or equivalent functions.

[Remainder of Page Intentionally Left Blank]

APPENDIX 3
Eligible Introducer’s Form or Nominee Representation Letter

(To be completed by the Introducer/Nominee on Company Letterhead)

To: Proteus Financial Solutions, LLC
Nine Carmel Gateway
900 E. 96th Street, Suite 310
Indianapolis, IN 46240
Attention: Investor Relations
Telephone: (317) 653-2756
Email: investorrelations@proteuscapital.us

Dear Sirs,

[Name and [Business or Residential] Address of Client] (the “Subscriber”)

We confirm that we are a [type of financial institution e.g. a bank]171 regulated and operating in [name of FATF Member Country] and subject to the anti-money laundering and anti-terrorist financing regime of this jurisdiction.

We confirm that the Subscriber (a) is a [describe type of entity]; (b) has a relationship with this company/firm and has had such since [date]; and (c) [Describe nature and intended purpose of business relationship with Subscriber].

We confirm that we have obtained and maintain satisfactory evidence of the identity of the Subscriber [and its beneficial owners], and have verified the identity of the Subscriber [and its beneficial owners] and its [their] source of funds, in accordance with applicable anti-money laundering and anti-terrorist financing requirements.

We confirm that we will provide to you a copy of the evidence of the identity of the Subscriber [and the beneficial owners] and relevant documentation, upon your request, without delay, and will not destroy such evidence before notifying you.

We confirm that we are not aware that (i) the Subscriber has been found to be or has been suspected of activity that would presently constitute a money laundering and/or terrorist financing offence, (ii) the source of funds is not legitimate; or (iii) the Subscriber is, or is associated with, a Politically Exposed Person.

We confirm that we are compliant with the anti-money laundering and anti-terrorist financing requirements of this jurisdiction as set out in paragraph 1.

Yours faithfully,

Name:  Job Title:

Signature:  Date:

[Remainder of Page Intentionally Left Blank]

17 See Section A., Simplified Due Diligence, for the types of entities that can be relied upon as Eligible Introducers/Nominees.

APPENDIX 4
Standard Identification Verification for Individuals/ Companies/ Partnerships/ Trusts

Where the Subscriber is an individual:

The Subscriber must attach images or copies of the following:

(i)	Photo Identification (one of the following is acceptable):

(1)	a valid passport;
(2)	a valid driver’s license or equivalent; or
(3)	a valid military ID.

The only acceptable form of photo identification for non-US citizens is a valid passport.

(ii)	Proof of Address (one of the following is acceptable as an identity verification source and must be dated within the past 90 days):

(1) bank statement (brokerage statements are not acceptable);
(2) utility bill (a mobile phone bill is not acceptable);
(3)	correspondence from an independent source such as a state or local government department or agency clearly showing the residential address.

P.O. Box numbers are not accepted.  Proof of address is not required if the address on the driver’s license matches both the address on the subscription document and the address provided through the identity verification source above.

(iii)	Form W-9 (Access blank W-9 here)

Required for Subscribers to certify their tax identification number.  If a Form W-9 is not available, the following alternative methods of tax identification number certification are available:

•	United States Social Security card
•	DD Form 214
•	NGB Form 22
•	W-2 (including W-2C, W-2G)
•	SSA-1099 (including SSA-1099-SM, SSA-1099-R-OP1)
•	Non-SSA 1099 (including 1099-DIV, 1099-MISC)
•	1098 (including 1098-C)
•	Bank or loan documentation
•	Pay stub (within 12 months)

Where the Subscriber is a legal entity:

(i)	Trust: If the Subscriber is a trust, the Subscriber must provide the following:

(1)	Trust Agreement pages indicating legal name of Trust, Trustees, and signatures executing the Trust or Certification of Trust;
(2)	Form W-9 for the Trust (Access blank W-9 here)

Required for Subscribers to certify their tax identification number.  If a Form W-9 is not available, the following alternative methods of tax identification number certification are available:

•	United States Social Security card
•	DD Form 214
•	NGB Form 22
•	W-2 (including W-2C, W-2G)
•	SSA-1099 (including SSA-1099-SM, SSA-1099-R-OP1)
•	Non-SSA 1099 (including 1099-DIV, 1099-MISC)
•	1098 (including 1098-C)
•	Bank or loan documentation
•	Pay stub (within 12 months)

(3)	All of the information listed in (v) below for each Trustee and Grantor/Settlor.

(ii)	Pooled Asset Qualified Retirement Plan: If the Subscriber is a qualified retirement plan for pooled assets, the Subscriber must provide the following:

(1)	List of fiduciaries dated within the last year;
(2)	Plan Tax EIN; and

(3)	All of the information listed in (v) for all fiduciaries.

(iii)	Other Retirement Plans (e.g. IRA, self-directed plans): For all other retirement plans, the Subscriber must provide the following:

(1)	Form W-9 (Access blank W-9 here)

Required for Subscribers to certify their tax identification number.  If a Form W-9 is not available, the following alternative methods of tax identification number certification are available:

•	United States Social Security card
•	DD Form 214
•	NGB Form 22
•	W-2 (including W-2C, W-2G)
•	SSA-1099 (including SSA-1099-SM, SSA-1099-R-OP1)
•	Non-SSA 1099 (including 1099-DIV, 1099-MISC)
•	1098 (including 1098-C)
•	Bank or loan documentation
•	Pay stub (within 12 months)

(2)	All of the information listed in (v) below.

(iv)	Entity: If the Subscriber is a corporation, partnership, limited liability company or any other type of entity, the Subscriber must provide the following:

(1)	Certificate of Formation;
(2)	Governing documents (such as a limited partnership agreement, partnership agreement, operating agreement, or bylaws);
(3)	List of Authorized Signatories dated within the last 180 days;
(4)	Form W-9 for the Entity (Access blank W-9 here)

Required for Subscribers to certify their tax identification number.  If a Form W-9 is not available, the following alternative methods of tax identification number certification are available:

•	United States Social Security card
•	DD Form 214
•	NGB Form 22
•	W-2 (including W-2C, W-2G)
•	SSA-1099 (including SSA-1099-SM, SSA-1099-R-OP1)
•	Non-SSA 1099 (including 1099-DIV, 1099-MISC)
•	1098 (including 1098-C)
•	Bank or loan documentation
•	Pay stub (within 12 months)
(5)	Ledger of the principal owners of the Subscriber. Any owner with more than 10% interest in the Subscriber must attach the information listed in (v) below; and

(6)	All of the information listed in (v) below for each Authorized Signatory.

(v)	Each individual referenced in (i) – (iv) above must provide the following information:

(1)	Social Security Number;
(2)	Photo identification (one of the following is acceptable):
(a)	valid passport;
(b)	valid driver’s license or equivalent; or
(c)	valid military ID.

The only acceptable form of photo identification for non-US citizens is a valid passport.

(3)	Proof of address (one of the following is acceptable and must be dated within the past 90 days):
(a)	bank statement (brokerage statements are not acceptable);
(b)	utility bill (a mobile phone bill is not acceptable); or

(c)	correspondence from an independent source such as a state or local government department or agency clearly showing the residential address.

P.O. Box numbers are not accepted.  Proof of address is not required if the address on the driver’s license matches both the address on the subscription document and the address provided through the identity verification source above.

Please note that additional information may also be requested in some cases.

Attachment 2

SIGNATURE PAGES

IN WITNESS WHEREOF, the foregoing Agreement is hereby executed and delivered by the undersigned on ___________, whereupon this Agreement shall become binding upon the Subscriber. By signing below, the Subscriber hereby acknowledges the accuracy of all representations contained herein. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS ACCEPTED AND COUNTERSIGNED BY THE FUND.

Subscriber	Requested Capital Commitment

$
Name of Subscriber

Signature

Title:

SUBSCRIBER INFORMATION

Beneficial Owner/Account Name (if different from Subscriber:

Principal Address and Address for Notices:

Telephone:  E-mail:

AUTHORIZED SIGNATORIES AND AUTHORIZED PERSONS

Please provide an executed list of persons other than the Subscriber who are authorized to sign on behalf of the Subscriber (together with such persons’ specimen signatures) and, if different, of persons otherwise authorized to provide instructions, or receive notices and information, regarding the Capital Commitment made hereunder and the Subscriber’s Shares in the Fund.

[Signature page of the Fund follows]

FUND’S ACCEPTANCE OF SUBSCRIPTION AGREEMENT

This Agreement is executed and delivered on _________, by Nilsine Partners NP1X Fund.

NAME OF SUBSCRIBER:

TOTAL CAPITAL COMMITMENT REQUESTED: $

CAPITAL COMMITMENT ACCEPTED: $

INITIAL CAPITAL CONTRIBUTION REQUIRED: $

INITIAL CAPITAL FUNDING DATE:

NILSINE PARTNERS NP1X FUND

By:
Name:
Title:

ADDITIONAL REPRESENTATION WITH RESPECT TO INVESTMENT FOR AN IRA

If the Subscriber is an IRA, the individual who established the IRA: (i) has directed the custodian or trustee of the Subscriber to execute the Subscription Agreement on the signature page; and (ii) has signed below to indicate that he or she has reviewed, directed and certifies to the accuracy of the representation and warranties made by the Subscriber herein.

____________________________________
Type in Name

____________________________________
Signature

Name and Address of Custodian and Contact Individual:

___________________________

___________________________

___________________________

Account or other Reference Number:

___________________________

Trustee/Custodian’s Tax I.D. Number:

___________________________

IRA CUSTODIAN/TRUSTEE ACKNOWLEDGEMENT

The undersigned, being the custodian or trustee of the above-referenced individual retirement account, hereby accepts and agrees to the Capital Commitment made hereunder.

By:
	Signature of Authorized Signatory	Name of Custodian

Name of Authorized Signatory

Attachment 3
Definitions

“U.S. Person” for purposes of this Subscription Document is a person who is a person included in the definition of “U.S. Person” under Rule 902 of Regulation S under the Securities Act.

Under Regulation S, “U.S. Person” generally includes the following:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. Person;

(iv)	Any trust of which any trustee is a U.S. Person;

(v)	Any agency or branch of a non-U.S. entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or corporation if:

(A)	organized or incorporated under the laws of any non-U.S. jurisdiction; and

(B)
formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) who are not natural persons, estates or trusts.

Notwithstanding the preceding paragraph, “U.S. Person” shall not include: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person, if (A) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate, and (B) the estate is governed by non-United States law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. Person if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. Person located outside the United States if (A) the agency or branch operates for valid business reasons, and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) certain international organizations as specified in Rule 902(k)(2)(vi) of Regulation S under the Securities Act.

In addition, a discretionary or similar account managed or held for the benefit of a U.S. Person as defined above will be treated as a U.S. Person, irrespective of whether the discretion is exercised within or outside the United States.

[Remainder of Page Intentionally Left Blank]

Attachment 4

AGREEMENT FOR ADDITIONAL CAPITAL COMMITMENT

Nilsine Partners NP1X Fund
c/o Nilsine Partners, LLC
5675 DTC Boulevard, Suite 175
Greenwood Village, CO 80111
Attention: Investor Relations
Telephone: (303) 529-7890
Email: ir@nilsinepartners.com

Reference is made to the Subscription Agreement dated _____________________ (the “Subscription Agreement”) by and between the undersigned (the “Subscriber”) and Nilsine Partners NP1X Fund (the “Fund”) pursuant to which the Subscriber irrevocably committed to make a Capital Commitment to the Fund in an amount equal to $_____________________ (the “Prior Capital Commitment”).

Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Subscription Agreement. The Subscriber hereby irrevocably offers to subscribe and make an additional Capital Commitment to the Fund in the amount indicated below and hereby agrees to the following:

1.
The Subscriber agrees that (i) by signing below, it is making an irrevocable offer to make an additional Capital Commitment to the Fund in the amount of $______________________, and (ii) its request to make an additional Capital Commitment is not valid unless accepted by the Fund (such amount accepted by the Fund, the “Follow-On Capital Commitment”).

2.
The Subscriber acknowledges and agrees that it is making its Follow-On Capital Commitment to the Fund on the terms and conditions contained in the Subscription Agreement. For the avoidance of doubt, the Subscriber hereby acknowledges and agrees that the Subscriber shall have the obligation to make one or more Capital Contributions to the Fund as set forth in the Subscription Agreement.

3.
The Subscriber represents and warrants that (i) it has already properly completed and executed the Subscription Agreement, and (ii) all information that it provided, and all of its representations and warranties made, in such Subscription Agreement (including the Subscriber Questionnaire attached thereto) are true and correct in all respects on the date hereof. The Subscriber agrees to promptly notify the Adviser and the Administrator should there be any change in any of the foregoing information.

This letter agreement (this “Letter Agreement”) shall be construed and governed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. This Letter Agreement may be executed in one or more counterparts, and may be executed and delivered by electronic mail, portable document format (PDF) or other electronic means (including DocuSign or similar method) and all such counterparts so executed shall constitute an original agreement binding on all the parties but together shall constitute but one instrument.

IN WITNESS WHEREOF, the foregoing Letter Agreement is hereby executed and delivered by the undersigned on _________________, whereupon this Letter Agreement shall become binding upon the Subscriber. By signing below, the Subscriber hereby acknowledges the accuracy of all representations contained herein.

Name of Subscriber

By:
Name:
Title:

[Signature page of the Fund follows]

ACCEPTANCE OF ADDITIONAL CAPITAL COMMITMENT

This Letter Agreement is executed and delivered, and the foregoing additional Capital Commitment is hereby accepted on behalf of the Fund in the amount set forth below, on _________________ by Nilsine NP1X Fund.

Follow-On Capital Commitment Accepted Herewith:

By:		$
Name:
Title: